UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 8, 2013 (April 8, 2013)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On April 5, 2013, DENTSPLY International Inc. (the “Company”) accepted the resignation of William R. Jellison from his position of Chief Financial Officer of the Company, effective immediately, to pursue other interests.

(c)    Effective April 8, 2013, Christopher T. Clark has been named to the position of Chief Financial Officer, retaining his position as President of the Company; and James G. Mosch has been named to the position of Chief Operating Officer, retaining his position as Executive Vice President.

Mr. Clark, 51, joined the Company in September 1992, and has served as Chief Operating Officer since January 2007 and President since January 2009. Previously, Mr. Clark served as Executive Vice President (2007 and 2008), Senior Vice President (2003-2005), Vice President and General Manager of the Company's global imaging business (1999-2002), Vice President and General Manager of the Prosthetics Division (1996-1999), and Director of Marketing of the Company's Prosthetics Division (1992-1996). Prior to joining the Company, Mr. Clark held various brand management positions with Procter & Gamble.

Mr. Mosch, 55, joined the Company in July 1994, and has served as Executive Vice President since January 2009. Previously, Mr. Mosch served as Senior Vice President (2003-2009) and Vice President and General Manager of the Company's Professional division (1994-2003). Prior to joining the Company, Mr. Mosch served in general management and marketing positions with Baxter International and American Hospital Supply Corporation.

A copy of the Company's press release announcing Mr. Jellison's resignation and Mr. Clark's and Mr. Mosch's appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

99.1	Press release dated April 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

By: /s/Deborah M. Rasin
Deborah M. Rasin
Vice President, Secretary & General Counsel

Date: April 8, 2013